INTERMEDIARY/FINDER/CONSULTANT AGREEMENT

This Agreement is entered into this 1st day of September, 2011, hereinafter referred to as “Effective

Date” between Eclipse Identity Recognition Corporation, hereinafter referred to as "EIR", whose principal place of business is 15732 Los Gatos Blvd, PMB 525, Los Gatos, California. 95032‐2504 and

JM International LLC, hereinafter referred to as "JMI", whose principal business residence is 8989 North

Gainey Center Drive #138, Scottsdale, Arizona 85258.

Whereas, EIR desires to retain the services of JMI acting as an intermediary/finder/consultant to facilitate the procurement of the following:

A.) To either directly or indirectly introduce EIR to a funding source for the purpose of securing funding to accomplish EIR's expansion goals.  EIR shall approve introduction to funding source first. Additionally,

the scope of this contract may also include strategic joint‐venture alliances or Regulation "S" placements and is not limited to the equity / debt or the public / private methods of financing.

B.) To either directly or indirectly introduce EIR, which EIR shall approve first, to one or more prospective clients whereby such introduction produces the successful signing of one or more service contracts with EIR that also results in a sales order to EIR.

The determination of a direct or indirect introduction shall be decided based upon the following interpretations,

1a.) "Direct" shall include all approved projects where JMI introduces EIR directly to the funding sources/client and participates in the negotiations leading to the contractual signing of said project.

1b.) "Indirect" shall include any and all approved third party introductions that JMI introduces to EIR the result of which leads to the signing of a contractual project and a sales order to EIR with that specific third party within the term of this Agreement. "Indirect" shall also include any and all subsequent parties introduced to EIR by JMI's third party referral the result of which leads to the signing of a contractual project and a sales order with that specific subsequent party within the term of this

Agreement, but "Indirect" does not include parties introduced to EIR such by subsequent parties.

Whereas, EIR will cooperate with JMI and use its best efforts to furnish JMI with all pertinent information and appropriate data concerning such financings.

Whereas, notwithstanding any provision of this Agreement EIR acknowledges that JMI  is not acting as a

Broker‐Dealer, but as a Finder/Consultant by introducing EIR to prospective investors, sources of funding and a potential user client base.

Whereas, it is agreed that neither one of the parties will contact in any manner a third party introduced by the other party to this Agreement, except with expressed consent in writing.

_____________________________________________________________________________________

Intermediary/Finder/Consultant Agreement

EIR and JMI

In consideration of the mutual benefit, promises and covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article I. ‐ Retainer

EIR shall retain the services of JMI for a retainer fee of $3,000.00 (Three‐thousand) a month, which shall be accumulative and payable to JMI only upon receipt of funds raised by JMI for EIR. Only upon JMI securing funding for EIR for which EIR receives such funds, payment to JMI shall be payable by corporate check or wire transfer and due in like manner on the 15th day of the subsequent month following receipt of funds by EIR. It is further agreed to by the parties that any and all retainer fees due or to come due during the term of this Agreement shall be directly deducted from JMI'S "SUCCESS FEE" upon receipt of funds (referred to also as “Closing”) by EIR from a transaction or contract described in A or B above.

Article II. ‐ Success Fee

With respect to transactions described in A. above, the Success Fee to be paid to JMI by EIR shall be paid only upon receipt of funds by EIR. The "SUCCESS FEE" amount resulting from funding by JMI’s efforts shall be 3% (Three Percent) in equity and 3.0% (Three percent) from actual funds raised.

In regards to equity, should JMI successfully obtain for EIR any funding on or after September 1, 2011,

for which EIR shall be in receipt of such funds, JMI will be issued 3% (Three Percent) of the fully diluted outstanding stock of EIR, subject to JMI executing and delivering to EIR a shareholder's Agreement containing rights and other customary restrictions on the transferability of stock in a privately held company in accordance to securities laws.

With respect to transactions described in B. above, JMI shall be entitled to a Success Fee of 12.0%

(Twelve Percent) based on current dealer cost  payment received by EIR on a sales order less transportation costs, duties, applicable federal, state, and local taxes, manufacturer's warranty charges,

discounts, allowances, and other direct reductions to purchase prices, generated by any and all direct introductions, and Success Fee of 3.0% (Three Percent) of the gross margin revenue generated by any and all third party or indirect introductions. (As previously stated in paragraph B., 1a., 1b.). The Success

Fee under the transactions described in B. shall only be applicable to EIR’s software products and not on orders for shipments for any hardware items, non‐production item, such as non‐recurring engineering

(NRE) items, services or products,  non‐revenue experimental samples, demos, tools, equipment,

development or non‐revenue prototype Products, non‐revenue demonstration systems, special testing,

paperwork, etc.

The Success Fees shall apply to transactions described above as a result of EIR receipt of funds during the term of this Agreement, but not thereafter.

_____________________________________________________________________________________

Intermediary/Finder/Consultant Agreement

EIR and JMI

Article III. ‐ Expenses

EIR will be responsible for all reasonable, direct travel expenses incurred by JMI regarding the proposed financing.  Such expenses shall be subject to prior approval by EIR. When possible, such expenses are to be paid in advance. Additional expenses such as meals, entertainment and rental cars are to be paid when JMI sends EIR the appropriate receipts for reimbursement only upon prior approval by EIR.

Article IV. ‐ Information Warranty

EIR represents and warrants that all information made available to JMI will, at all times during the period of engagement of JMI hereunder, be complete and correct in all material fact or, upon EIR learning of material inaccuracies, shall use its best efforts to promptly make the material complete and correct.

Article V. ‐ Continuing Involvement

This is to confirm that each of the named signatories, separately and individually, hereby agree that he/they will not make any contact with, deal with or otherwise be involved in any transaction(s) with any broker / dealer, bank or lending institutions, trusts, pension funds, corporations, companies or individuals, lenders or borrowers, buyers or sellers introduced by another of the signatories, and/or third party or subsequent referrals by such third parties separately and individually without specific and agreed to permission of the introducing signatory or signatories. Further, the parties to this contract hereby agree that if JMI successfully and timely obtains funding, EIR will give first good faith consideration, taking into account the best interests of EIR, to using the services of JMI in placing subsequent financings desired by EIR during the term of this Agreement.

This section does not limit the EIR from seeking its own fundraising efforts and activities from other sources and engaging in their own business activities. EIR is currently working with other sources on fundraising efforts and engaging in other business activities. On funds raised from other sources, JMI will not receive any Success Fees resulting on those funds raised by other sources as a result of EIR’s efforts.

On business transactions as a result of EIR’s efforts, JMI will not receive any Success Fees on revenues raised.

Article VI. ‐ Term and Termination

The initial term of this Agreement shall be from the date hereof until August 31, 2013 unless the parties agree to terminate earlier or extend it on a month to month basis thereafter. If no funds are raised by

JMI within twelve (12) months starting from the date of this Agreement, EIR has the right to immediately terminate this Agreement.  With respect to only transactions in B. above, term shall be extended for an additional one (1) year following termination of this Agreement.

Either party shall have the right to terminate this Agreement immediately in its entirety, for cause and breach, forthwith at any time, by giving written notice to the other party in the event that the other party:

(i) commits a non‐curable default or violation of this Agreement; (ii) commits a curable default or violation of this Agreement which is not remedied within thirty (30) days after written notice thereof; or (iii) becomes insolvent, or has a petition filed against it as bankrupt or insolvent, or executes an assignment for the

_____________________________________________________________________________________

Intermediary/Finder/Consultant Agreement

EIR and JMI

benefit of creditors, or has a receiver appointed for any reason, with termination in such cases being effective as of the date of the happening of the contingency referred to.

Article VII. – Governing Law; Jurisdicition

The Agreement, and the performance or breach thereof, shall be governed by, construed and interpreted in accordance with the laws of the State of California, United States of America, without giving effect to principles of conflicts of law.

Any dispute, controversy, claim, or difference arising out of, or in connection with, or resulting from this

Agreement, its application or interpretation, or a breach thereof, which cannot be settled amicably by the parties, shall be resolved definitively and exclusively by arbitration under the Rules of Procedure of the

American Arbitration Association (the "Rules") then prevailing for which arbitration shall determine location for arbitration.  Arbitration shall be by a single arbitrator chosen by the parties, provided that if the parties fail to agree and to appoint such single arbitrator within thirty (30) calendar days after demand for arbitration, then the arbitrator shall be chosen in accordance with the Rules.  It is agreed that all documentary submissions, presentations, and proceedings shall be in the English language.  The decision of the arbitrator shall be final and binding on the parties, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

Article VIII. ‐ Remedies; Attorneys’ Fees

In any arbitration arising out of or related to this Agreement, the arbitrator(s) shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration.

If the arbitrator(s) determine a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrator(s) may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration.

Article IX. – Amendments

Any term of this Agreement may be amended with the written consent of JMI and EIR.  Any amendment or waiver affected in accordance with this Section shall be binding upon the PARTIES and their respective successors and assigns.  Failure to enforce any provision of this Agreement by a Party shall not constitute a waiver of any term hereof by such Party.

Article X. ‐ Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument.

_____________________________________________________________________________________

Intermediary/Finder/Consultant Agreement

EIR and JMI

Article XI. – Entire Agreement

This Agreement is the product of both of the PARTIES hereto, and constitutes the entire Agreement between such PARTIES pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the PARTIES with regard to the subject matter of this Agreement.

Article XII. ‐ Warranties

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER DISCLOSING PARTY

MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO ANY

INFORMATION DISCLOSED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY

OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

Article XIII. – Assignment or Subcontracting

This Agreement shall not be assigned by JMI to any JMI Affiliate or any third party without the prior written consent of EIR.  JMI shall not subcontract this Agreement or any portion of the services to be performed by JMI hereunder without the prior written consent of EIR.

Article XIV. – Confidentiality

EIR and JMI acknowledge that during the course of this Agreement, JMI will become acquainted with and will have access to certain of EIR’s information that is of a confidential and proprietary nature.  The

EIR and JMI further acknowledge that disclosure of such information could cause irreparable harm to EIR that would not be compensable by money damages.  Accordingly, JMI hereto agrees to keep such information confidential and shall not disclose or allow disclosure to any third persons without the consent of EIR except as required by law or competent authority.  In the event that there is a breach or a threatened breach of this confidentiality agreement, JMI agrees that EIR shall have an immediate right to seek injunctive relief against JMI in addition to money damages.

DATED as of the Effective Date written above.

ECLIPSE IDENTITY RECOGNITION CORPORATION

JM INTERNATIONAL LLC

By:

By:

Name:  Stephen Miller

Name:  Joseph K. Petter

Title:    Chief Executive Officer

Title:    Managing Partner

_____________________________________________________________________________________

Intermediary/Finder/Consultant Agreement

EIR and JMI